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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Alrenco, Inc. on Form S-8 (File No. 333-08915) of our report dated March 3, 1998, on our audits of the consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interests with RTO, Inc. as described in Note 1 to those financial statements, as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included in this March 31, 1998 Quarterly Report on Form 10-Q.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.


Spartanburg, South Carolina
May 12, 1998